EXHIBIT 99

CAUTIONARY STATEMENT PURSUANT TO PRIVATE SECURITIES LITIGATION REFORM
ACT OF 1995 — “SAFE HARBOR” FOR FORWARD-LOOKING STATEMENTS

The Company may from time to time make certain forward-looking statements in publicly-released materials, both written and oral. Forward-looking statements do not relate strictly to historical or current facts and anticipate results based on management’s plans that are subject to uncertainty. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates” and other words of similar meaning in conjunction with, among other things, discussions of future operations, financial performance, the Company’s strategy for growth, product development, regulatory approvals, market position and expenditures.

Forward-looking statements are based on current expectations of future events. The Company cannot guarantee that any forward-looking statement will be accurate, although the Company believes that it has been reasonable in its expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, the Company does not undertake to update any forward-looking statements as a result of new information or future events or developments.

Some important factors that could cause the Company’s actual results to differ from the Company’s expectations in any forward-looking statements are as follows:

Economic factors, including inflation and fluctuations in interest rates and currency exchange rates and the potential effect of such fluctuations on revenues, expenses and resulting margins;

Competitive factors, including technological advances achieved and patents attained by competitors as well as new products introduced by competitors;

Challenges to the Company’s patents by competitors or allegations that the Company’s products infringe the patents of third parties, which could potentially affect the Company’s competitive position and ability to sell the products in question and require the payment of past damages and future royalties. In particular, generic drug firms have filed Abbreviated New Drug Applications seeking to market generic forms of most of the Company’s key pharmaceutical products, prior to expiration of the applicable patents covering those products. In the event that the Company is not successful in defending the resulting lawsuits, generic versions of the product at issue will be introduced, resulting in very substantial market share and revenue losses;

Financial distress and bankruptcies experienced by significant customers and suppliers that could impair their ability, as the case may be, to purchase the Company’s products, pay for products previously purchased or meet their obligations to the Company under supply arrangements;

Changes in the behavior and spending patterns of purchasers of health care products and services, including delaying medical procedures, rationing prescription medications, reducing the frequency of physician visits and foregoing health care insurance coverage, as a result of a prolonged global economic downturn.

The impact on political and economic conditions due to terrorist attacks in the U.S. and other parts of the world or U.S. military action overseas, as well as instability in the financial markets which could result from such terrorism or military actions;

Interruptions of computer and communication systems, including computer viruses, that could impair the Company’s ability to conduct business and communicate internally and with its customers;

Health care changes in the U.S. and other countries resulting in pricing pressures, including the continued consolidation among health care providers, trends toward managed care and health care cost containment, the shift towards governments becoming the primary payers of health care expenses and government laws and regulations relating to sales and promotion, reimbursement and pricing generally;

Government laws and regulations, affecting U.S. and international operations, including those relating to securities laws compliance, trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products, licensing and patent rights, environmental protection, and possible drug reimportation legislation;

Competition in research, involving the development and the improvement of new and existing products and processes, is particularly significant and results from time to time in product and process obsolescence. The development of new and improved products is important to the Company’s success in all areas of its business;

Challenges and difficulties inherent in product development, including the potential inability to successfully continue technological innovation, complete clinical trials, obtain regulatory approvals in the United States and internationally, gain and maintain market approval of products and the possibility of encountering infringement claims by competitors with respect to patent or other intellectual property rights which can preclude or delay commercialization of a product;

Significant litigation adverse to the Company including product liability claims, patent infringement claims and antitrust claims;

Increased scrutiny of the health care industry by government agencies and state attorneys general resulting in investigations and prosecutions carry the risk of significant civil and criminal penalties, including, but not limited to, debarment from government business;

Difficulties and delays in manufacturing that cause voluntary or involuntary business interruptions or shutdowns, product shortages, substantial modifications to our business practices and operations, withdrawals or suspensions of current products from the market, or possible civil penalties and criminal prosecution;

Product liability insurance for products may be limited, cost prohibitive or unavailable;

Product efficacy or safety concerns, whether or not based on scientific evidence, resulting in product withdrawals, recalls, regulatory action on the part of the FDA (or international counterparts) or declining sales;

The impact of business combinations, including acquisitions and divestitures, both by and for the Company, as well as externally in the pharmaceutical, medical devices and diagnostics and consumer industries;

The potential impact of climate change concerns on the design, manufacturing, marketing and sale of health care products; and

Issuance of new or revised accounting standards by the Financial Accounting Standards Board and the Securities and Exchange Commission.

The foregoing list sets forth many, but not all, of the factors that could impact upon the Company’s ability to achieve results described in any forward-looking statements. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties. The Company has identified the factors on this list as permitted by the Private Securities Litigation Reform Act of 1995.